Exhibit 99.1

CVR REFINING, LP ANNOUNCES CLOSING OF INITIAL PUBLIC

OFFERING OF COMMON UNITS

SUGAR LAND, Texas (Jan. 23, 2013) – CVR Refining, LP (“CVR Refining”) today announced that it has closed its initial public offering of 24,000,000 common units representing limited partner interests in CVR Refining at a price of $25.00 per common unit. CVR Refining has granted the underwriters a 30-day option to purchase up to an additional 3,600,000 common units from CVR Refining at the initial public offering price. All of the common units sold in this offering were sold by CVR Refining.

CVR Energy, Inc. will indirectly own common units representing approximately 83.7% of CVR Refining’s outstanding common units if the Underwriters’ option to purchase additional common units is not exercised (or 81.3% if the Underwriter’s option to purchase additional common units is exercised in full). CVR Energy, Inc. also owns CVR Refining’s general partner, which owns a non-economic general partner interest in CVR Refining. In addition, Icahn Enterprises Holdings L.P., an affiliate of Icahn Enterprises, L.P., purchased 4,000,000 of CVR Refining’s common units in the offering and owns approximately 2.7% of the outstanding common units. Icahn Enterprises, L.P. is the majority stockholder of CVR Energy, Inc.

Credit Suisse, Citigroup, Barclays, UBS Investment Bank and Jefferies acted as joint book-running managers and J.P. Morgan, Macquarie Capital and Simmons & Company International acted as co-managers for the initial public offering. The offering was made only by means of a prospectus, copies of which may be obtained from:

•	Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, One Madison Avenue, New York, NY 10010, telephone: 1-800-221-1037 or email at newyork.prospectus@credit-suisse.com;

•	Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146 or email at batprospectusdept@citi.com;

•	Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-888-603-5847 or email at barclaysprospectus@broadridge.com;

•	UBS Securities LLC, Attn: Prospectus Department, 299 Park Avenue, New York, NY 10171, telephone: 1-888-827-7275; or

•	Jefferies & Company, Inc., Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, telephone: 1-877-547-6340 or email at prospectus_department@jefferies.com.

You may also get a copy of the prospectus for free by visiting the Securities and Exchange Commission’s website at http://www.sec.gov.

A registration statement relating to the common units has been filed with, and declared effective by, the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the common units in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About CVR Refining, LP

Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a 115,000 barrel per day complex full coking medium-sour crude oil refinery in Coffeyville, Kan., and a 70,000 bpd medium complexity crude oil refinery in Wynnewood, Okla. CVR Refining’s subsidiaries also operate supporting logistics assets including approximately 350 miles of pipelines, more than 125 crude oil transports, a network of strategically located crude oil gathering tank farms, and more than six million barrels of owned and leased crude oil storage capacity.

Forward-Looking Statements

This press release contains certain “forward-looking statements” that reflect the views and assumptions of CVR Refining’s management regarding future events. These forward looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond management’s control and may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. All forward-looking statements speak only as of the date hereof. CVR Refining does not assume any obligation to update or revise the information in any forward-looking statements.

For further information, please contact:

Investor Relations:

Jay Finks

CVR Refining, LP

281-207-3588

IR@CVRRefining.com

Media Relations:

Angie Dasbach

CVR Refining, LP

913-982-0482

MediaRelations@CVRRefining.com